MORTGAGE AND OTHER NOTES PAYABLE
INCLUDING WEIGHTED INTEREST RATES AT JUNE 30, 2003

Exhibit 99

		100% 06/30/03	Beneficial Interest 06/30/03	Effective Rate 06/30/03	(a)	LIBOR Rate Spread	2003	2004	2005	2006	2007	2008	2009	2010	2011	2012	2013	Total
Consolidated Fixed Rate Debt:
Beverly Center
Biltmore Fashion Park
Great Lakes Crossing
MacArthur Center
Regency Square
The Mall at Short Hills
Other
Total Consolidated Fixed
Weighted Rate

Consolidated Floating Rate Debt:
Dolphin Mall
Stony Point Fashion Park
The Mall at Wellington Green
The Shops at Willow Bend
The Shops at Willow Bend
Taubman Realty Group
Taubman Realty Group
Total Consolidated Floating
Weighted Rate

Total Consolidated
Weighted Rate

Joint Ventures Fixed Rate Debt:
Arizona Mills
Cherry Creek
Fair Oaks
International Plaza
Mall at Millenia
Sunvalley
Sunvalley Bonds
Westfarms Mall
Woodland
Total Joint Venture Fixed
Weighted Rate

Joint Ventures Floating Rate Debt:
Stamford Town Center
Other
Total Joint Venture Floating
Weighted Rate

Total Joint Venture
Weighted Rate

TRG Beneficial Interest Totals
Fixed Rate Debt

Floating Rate Debt

Total	50.00% 50.00% 50.00% 26.49% 50.00% 50.00% 50.00% 78.94% 50.00% 50.00%
  146.0
77.8
150.5
141.4
81.2
266.6
21.8
885.3
7.10%

163.5
59.6
149.2
100.0
50.0
10.3
175.0
707.7
3.33%

1,593.0
5.43%

142.9
177.0
140.0
190.7
210.0
134.3
0.4
207.9
66.0
1,269.2
6.25%

76.0
5.5
81.5
2.09%

1,350.7
6.00%

2,154.5
6.60%
789.2
3.20%
2,943.7
5.69%

Average
  146.0
77.8
150.5
99.0
81.2
266.6
21.8
842.9
7.08%

163.5
59.6
134.3
100.0
50.0
10.3
175.0
692.7
4.31%

1,535.6
5.83%

71.5
88.5
70.0
50.5
105.0
67.1
0.2
164.1
33.0
649.9
6.38%

38.0
3.0
41.0
2.10%

690.9
6.12%

1,492.8
6.77%
733.7
4.18%
2,226.5
5.92%

			Maturity	8.36% 7.68% 5.25% 7.59% 6.75% 6.70% 12.45% 4.19% 3.03% 4.67% 3.46% 4.81% 2.06% 5.04% 7.90% 7.68% 6.60% 4.21% 5.46% 5.67% 7.20% 6.10% 8.20% 1.98% 3.64%	(b) (c) (d) (e) (f) (g) (h) (i)	2.25% 1.85% 1.85% 2.40% 3.75% 0.90% 0.80%	0.4 1.0 0.5 0.5 1.5 0.3 4.4 6.55% 1.1 0.6 0.3 2.0 4.07% 6.3 5.82% 0.3 0.4 0.4 0.1 1.0 2.2 5.98% 0.3 0.3 3.64% 2.5 5.69% 6.6 6.36% 2.3 4.01% 8.9 5.75% 5.65 ======
146.0
0.9
2.1
1.1
0.9
3.2
0.3
154.6
8.26%

162.3

134.3
1.5
0.7
10.3
175.0
484.1
4.59%

638.7
5.48%

0.7
0.5

0.9

0.9
0.1
2.0
33.0
38.0
7.93%

38.0
0.8
38.8
2.01%

76.8
4.94%

192.6
8.19%
522.9
4.40%
715.5
								5.42%	1.0 2.2 1.2 1.0 3.5 0.3 9.2 6.57% 59.6 1.6 0.8 62.0 3.07% 71.2 3.52% 0.8 1.3 0.9 0.9 2.1 6.0 6.30% 0.6 0.6 3.64% 6.6 6.05% 15.2 6.46% 62.6 3.07% 77.8 3.73%	1.1 2.3 1.3 1.1 3.7 0.4 9.8 6.57% 96.4 48.2 144.6 3.91% 154.5 4.08% 0.8 86.7 0.9 1.0 2.3 91.8 7.59% 0.6 0.6 3.64% 92.4 7.56% 101.6 7.49% 145.2 3.91% 246.8 5.38%	1.2 2.5 1.4 1.1 4.0 0.4 10.5 6.58% 10.5 6.58% 0.9 1.0 1.0 2.4 5.3 5.96% 0.6 0.6 3.64% 5.9 5.73% 15.9 6.37% 0.6 3.64% 16.4 6.28%	1.2 2.6 1.5 1.2 4.2 0.1 10.8 6.60% 10.8 6.60% 0.9 70.0 46.4 0.9 1.1 2.6 121.9 5.67% 3.64% 121.9 5.67% 132.7 5.75% 3.64% 132.7 5.75%	72.1 2.7 1.7 1.3 246.4 20.0 344.2 7.26% 344.2 7.26% 1.0 1.4 1.2 2.7 6.3 6.17% 6.3 6.17% 350.5 7.24% 350.5 7.24%	2.9 90.2 1.4 94.4 7.51% 94.4 7.51% 66.0 1.5 1.2 2.9 71.7 7.73% 71.7 7.73% 166.1 7.60% 166.1 7.60%	3.0 72.7 75.7 6.69% 75.7 6.69% 1.6 1.3 3.1 6.0 5.84% 6.0 5.84% 81.7 6.63% 81.7 6.63%	3.2 3.2 5.25% 3.2 5.25% 1.6 58.2 142.9 202.7 5.97% 202.7 5.97% 205.9 5.96% 205.9 5.96%	126.0 126.0 5.25% 126.0 5.25% 98.1 98.1 5.46% 98.1 5.46% 224.1 5.34% 224.1 5.34%	146.0 77.8 150.5 99.0 81.2 266.6 21.8 842.9 163.5 59.6 134.3 100.0 50.0 10.3 175.0 692.7 1,535.6 71.5 88.5 70.0 50.5 105.0 67.1 0.2 164.1 33.0 649.9 38.0 3.0 41.0 690.9 1,492.8 733.7 2,226.5
(a)	Includes the impact of interest rate swaps but does not include effect of amortization of debt issuance costs or interest rate cap costs.
(b)	$140 million of this debt (decreasing to $120 million in December 2003) is swapped to 2.05% plus spread to October 2004. The remaining debt is floating month to month at LIBOR plus spread.
(c)	LIBOR rate is floating month to month.
(d)	$100 million of this debt is swapped to 2.5% plus spread from October 2002 to October 2003, to 4.35% plus spread from October 2003 to October 2004 and to 5.25% plus spread from October 2004 to May 2005.
An additional $30 million is swapped to 4.13% plus spread to July 2004. The remainder is floating month to month at LIBOR plus spread.
(e)	This debt is capped at 4.6% plus spread to July 2006. Effective August 2003, the LIBOR spread was reduced 90bps to 1.50% in exchange for a payment of $2.25M which will be amortized over 5 years.
(f)	This debt is capped at 5.75% plus spread to July 2006.
(g)	Rate floats daily.
(h)	$100 million of this debt is swapped to 4.3% plus spread to November 2003. An additional $70 million is swapped to 4.13% plus spread to July 2004. The remainder is floating month to month at LIBOR plus spread.
(i)	LIBOR rate is floating month to month. This debt is capped at 8.2% plus spread to August 2004.